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                                 RESTATEMENT OF                    Exhibit 10.19
                    THE AMERITRUST LONG-TERM INCENTIVE PLAN
                      AS THE AMERITRUST STOCK OPTION PLAN

                          (Effective January 1, 1988)


WHEREAS, Ameritrust Corporation (the "Corporation or Ameritrust") adopted The Ameritrust Long-Term Incentive Plan (the "Plan"), effective February 13, 1985; and

WHEREAS, the Plan was amended to reflect changes to the rules governing incentive stock options concerning the sequences in which such options must be exercised and the $100,000 limitation on the value of grants and to comply with the requirements of and changes made by the Tax Reform Act of 1986; and

WHEREAS, the Corporation has determined to make no further grants of Performance Units under the Plan and desires to restate the Plan to delete all provisions of the Plan relating to Performance Units, to provide for the exercise of options in cases where the funds constituting the exercise price have been borrowed, to provide for options that may become fully exercisable not less than six months after the date they are granted, to change the name of the Plan to the Ameritrust Stock Option Plan and to make such other changes to the Plan as are deemed necessary and desirable.

NOW, THEREFORE, in consideration of the premises, the Plan is restated effective January 1, 1988, as follows:

1. Purpose

     The purpose of the Ameritrust Long-Term Incentive Plan now, by change of name, the Ameritrust Stock Option Plan (the "Plan") is to advance the interests of Ameritrust and its Subsidiaries by providing stock ownership opportunities to certain senior executives and other key employees who contribute significantly to the longer term performance of Ameritrust and its Subsidiaries. In addition the Plan is intended to reinforce corporate strategic goals and enhance the ability of Ameritrust and its Subsidiaries to attract and retain individuals of superior managerial ability and to motivate such key employees to exert their best efforts towards future progress and profitability of Ameritrust and its Subsidiaries.


     For purposes of the Plan, a Subsidiary shall be any corporation in an unbroken chain of corporations beginning with Ameritrust if each of the corporations other than the last corporation in such chain owns or controls, directly or indirectly, stock possessing not less than 50 percent of the total combined voting power of all classes of stock in one of the other corporations.
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2. Administration and Interpretation

     a. ADMINISTRATION. The administration and operation of the Plan shall be supervised by the Compensation and Organization Committee of the Board of Directors of Ameritrust, or such other committee of such Board of Directors which shall succeed to the functions and responsibilities, in whole or in part, of said Compensation and Organization Committee (the "Committee"). The Committee shall consist of not less than three members of the Board of Directors of Ameritrust (the "Board of Directors") who are not officers of Ameritrust or any Subsidiary. No member of the Committee shall be entitled to participate in the Plan.

     The Committee shall have the authority, consistent with the provisions of the Plan, to determine the provisions of the awards to be granted under the Plan; to determine the form of option agreement; to interpret the Plan and any award granted under the Plan; to adopt, amend and rescind rules and regulations for the administration of the Plan and the awards granted under the Plan; and to make all determinations in connection therewith which may be necessary or advisable. The day-to-day administration of the Plan shall be carried out by such officers and employees of Ameritrust Company National Association as shall be designated from time to time by the Committee.

     b. INTERPRETATION. The interpretation and construction by the Committee of any provisions of the Plan or of any award granted under the Plan and any determination by the Committee under any provision of the Plan or any such award shall be final and conclusive, unless otherwise determined by the Board of Directors, in which event the determination of the Board of Directors shall be final and conclusive.

     c. LIMITATION ON LIABILITY. Neither the Board of Directors nor the Committee, nor any member of either, shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan in good faith, and the members of the Board of Directors and the member of the Committee shall be entitled to indemnification and reimbursement by Ameritrust in respect of any claim, loss, damage or expense (including counsel fees) arising therefrom to the full extent permitted by law and under any directors' and officers' liability insurance coverage which may be in effect from time to time.

3.  Shares Subject to Awards Under the Plan

     a. LIMITATION ON NUMBER OF SHARES. The shares subject to Options (as defined in Section 4 below) ("Option Shares") shall be shares of Ameritrust's authorized but unissued common stock, par value $1.66-2/3 per share ("Common Stock"), and shares, if any, of such Common Stock held as treasury stock by Ameritrust. The aggregate number of Option Shares as to which Options may be granted under and issued pursuant to the Plan, shall not exceed 2,200,000.
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     If any outstanding Option expires or terminates unexercised for any reason prior to April 30, 1990, the shares allocable to the unexercised or terminated portion of such Option may again be made the subject of grants under the Plan.

     b. ADJUSTMENTS OF AGGREGATE NUMBER OF SHARES. The aggregate number of shares stated in Section 3.a. shall be subject to appropriate adjustment, from time to time, in accordance with the provisions of Sections 4.c.(8) and (9) hereof. In the event of a change in the Common Stock of Ameritrust which is limited to a change in the designation thereof to "Capital Stock" or other similar designation, or to a change in the par value thereof, or from par value to no par value, without increase or decrease in the number of issued shares, the shares resulting from any such change shall be deemed to be Common Stock within the meaning of the Plan.

4.  Stock Options

     a. ELIGIBILITY. The individuals who shall be eligible to receive options under the Plan shall be such key employees (including officers and directors who are employees) of Ameritrust or of any Subsidiary as the Board of Directors and the Committee from time to time shall determine as provided below.

b. GRANTS OF OPTIONS.

     (1) In General. Options granted under the Plan may be either "Incentive Stock Options" or "Non-qualified Stock Options" (both as defined below and collectively referred to as "Options"), or both; provided, however, that no Option Shares under the Plan shall be subject to more than one Option. Options granted under the Plan shall be of such type and for such number of Option Shares (subject to the limitation contained in Section 3), as the Board of Directors and the Committee shall designate.

     The Committee, at any time and from time to time before May 1, 1990, may authorize the granting of Incentive Stock Options and/or Non-qualified Stock Options to any individual eligible to receive the same; provided, however, that the Incentive Stock Options and/or Non-qualified Stock Options to be granted to a senior executive officer of Ameritrust, as determined by the Board of Directors, and the aggregate of the Incentive Stock Options and/or Non-qualified Stock Options to be granted on a given date to all other eligible employees shall be approved by the Board of Directors.

     (2) Incentive Stock Options. The term "Incentive Stock Option" shall mean an Option, or portion thereof, which is intended to qualify as an incentive stock option under Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"). For grants made in 1985 and 1986 the aggregate Market Value Per Share (as defined in Section 4.c.(4) below) on the date of grant of the Common Stock for which any eligible individual may be granted Incentive Stock Options under the Plan (and any other incentive stock options which may be issued under any stock option plan which may be
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maintained by Ameritrust or a Subsidiary) in any calendar year may not exceed the sum of (i) $100,000 and (ii) any "unused limit carryover" applicable to such year. For purposes of this subsection, the "unused limit carryover" applicable to a given year shall be determined in accordance with the rules of Section 422A(c)(4) of the Code prior to its amendment by the Tax Reform Act of 1986.

     (3) Non-qualified Stock Options. The term "Non-qualified Stock Option" shall mean any Option, or portion thereof, which is not an Incentive Stock Option. Except as specifically provided herein, the provisions of the Plan shall apply in the same manner to Incentive Stock Options and to Non-qualified Stock Options.

     c. TERMS OF OPTIONS. Options granted pursuant to the Plan shall be evidenced by agreements ("stock option agreements").

     Stock option agreements shall comply with and be subject to the following terms and conditions and may contain such other provisions, consistent with the terms of the Plan, as the Committee or the Board of Directors shall deem advisable.

     (1) Medium of Payment. Upon exercise of an Option, the option price shall be payable to Ameritrust (i) in United States dollars in cash or by certified check, bank draft or money order payable to the order of Ameritrust or (ii) by tendering to Ameritrust shares of Common Stock owned by the optionee having an aggregate Market Value Per Share as of the date of exercise which is not greater than the option price and by paying the remainder of the option price as provided in (i) above. Payment instruments will be received subject to collection. In the event the optionee borrows the funds constituting the option price and requests in writing that the Option Shares be delivered to a specified account or person in connection with such borrowing, then Ameritrust may, in its sole discretion, enter into an appropriate agreement with the person lending such funds (or such person's designated agent) to provide for the delivery of the Option Shares in accordance with the optionee's written request.

     (2) Number of Shares. Each stock option agreement shall state the total number of Option Shares which are subject to the Option.

     (3) Option Price. The option price for each Option Share shall be not less than the "Market Value Per Share" on the date of the granting of the Option.

     (4) Market Value Per Share. The Market Value Per Share as of any particular date shall be the mean between the highest and lowest quoted selling prices for shares of Common Stock as reported by the NASDAQ system on such date (or, if such date shall not be a business day, then the next preceding day which shall be a business day); or, if no sale takes place, then the mean between the bid and asked prices on such date; and if no bid and asked prices are quoted for such date, then such value as shall be determined by such method as the Committee shall deem to reflect fair market value as of such date.
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     (5) Term. The term of each Option shall be determined by the Committee at the date of grant; provided, however, that each Option shall expire not more than ten years from the date the Option is granted.

     (6) Date of Exercise. Each stock option agreement shall state that the Option granted therein may not be exercised in whole or in part for any period or periods of time specified in such agreement or otherwise as specified by the Committee. Except as may be so specified, any Option may be exercised in whole or in part from time to time during its term; provided, however, that no Option, or portion thereof, may be exercisable until at least six months after the date of grant of such Option.

     Each stock option agreement for an Incentive Stock Option granted in 1985 or 1986 shall further provide that such Incentive Stock Option shall not be exercisable while there is outstanding with respect to the optionee any incentive stock option (as defined in Section 422A of the Code) to purchase stock of Ameritrust which was granted before the granting of such Incentive Stock Option. For purposes of this subsection (6), an incentive stock option shall be treated as outstanding until such option is exercised in full, or expires by reason of lapse of time.

     Each stock option agreement for an Incentive Stock Option granted after 1986 may provide that such Incentive Stock Option may be exercised in any order which is consistent with the provisions of this subsection (6) and shall provide that the aggregate Market Value Per Share (determined on the date of grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by the optionee during any calendar year (under all plans of the optionee's employer and its parent and subsidiary corporations which grant incentive stock options) shall not exceed $100,000.

     (7) Termination of Employment. In the event that an optionee's employment by Ameritrust or any of its Subsidiaries shall terminate, the optionee's Options shall terminate immediately, except as hereinafter provided in this subsection.

     In the event of termination of employment for any reason other than death or retirement, the Committee, in its sole discretion, may determine that the optionee's Option to the extent exercisable immediately prior to such termination of employment, may remain exercisable for a designated period of time not to exceed 90 days after such termination of employment.

     If any termination of employment is due to retirement with the consent of Ameritrust, the Committee shall have discretion to permit any unexercisable, or, with respect to previously granted options, unmatured installments of, Options to be accelerated as of the last to occur of the date of retirement or the elapse of not less than six months after the date of grant and to permit the optionee, subject to the provisions of subsections (5) and (6) above, to exercise his Option at any time within the thirty-six
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month period after such retirement. Retirement by an optionee on or after the optionee's normal retirement date in accordance with the provisions of the retirement plan of Ameritrust or one of its Subsidiaries under which the optionee is then covered shall be deemed to be retirement with the consent of Ameritrust. Whether any other termination of employment is to be considered a retirement with the consent of Ameritrust and whether an authorized leave of absence or absence on military or government service or for other reasons shall constitute a termination of employment for the purposes of the Plan shall be determined by the Committee.

     If an optionee shall die while entitled to exercise an Option, any unmatured installments of the Options (relating to Options granted prior to January 1, 1988) shall be accelerated and the optionee's estate, personal representative, or beneficiary, as the case may be, shall have the right, subject to the provisions of subsections (5) and (6) above, to exercise the Option at any time within thirty-six months from the date of the optionee's death (but in no event more than thirty-six months from the date of the optionee's retirement with the consent of Ameritrust).

     (8) Recapitalization. The aggregate number of shares stated in Section 3.a., the number of Option Shares to which each outstanding Option relates, and the option price in respect of each such Option shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares or other capital adjustments, or the payment of a stock dividend or other increase or decrease in such shares, effected without receipt of consideration by Ameritrust or a Subsidiary; provided, however, that any fractional shares resulting from any such adjustment shall be eliminated.

     (9) Merger or Consolidation. In the event of any merger, consolidation, separation or reorganization involving Corporation or any partial or complete liquidation of Corporation, or any other corporate transaction or event having an effect similar to any of the foregoing, the Corporation's Board of Directors shall make such adjustments in the specified option price and in the allotted number of shares (or other securities, if any, resulting from any such transaction or event) as the Board in its sole discretion may in good faith determine is equitably required to prevent any dilution or enlargement of Optionee 's rights that might otherwise result, which determination shall be conclusive. No adjustment provided for in this subsection (9) shall require the Corporation to sell any fractional share.

     (10) Unsupported Tender Offer. In the event of a tender offer for 50 percent or more of the Common Stock which is not supported by the Board of Directors, the Board of Directors may, in its discretion, authorize the payment in cash to each person who is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 of an amount equal to the tender price for a share of Common Stock multiplied by the total number of such person's Option Shares then outstanding and unexercised, and less the total option price for such Option Shares.
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     (11) Optionee's Agreement. If, at the time of the exercise of any Option, in the opinion of counsel for Ameritrust, it is necessary or desirable, in order to comply with any then applicable laws or regulations relating to the sale of securities, that the optionee exercising the Option shall agree to hold any Option Shares issued to the optionee for investment and without any present intention to resell or distribute the same and that the optionee will dispose of such shares only in compliance with such laws and regulations, the optionee will, upon the request of Ameritrust, execute and deliver to Ameritrust a further agreement to such effect.

     d. EFFECT OF EXERCISE OF OPTIONS. The right of an optionee to exercise an Option shall terminate to the extent that such Option is exercised.

     e. OPTIONS AND RIGHTS IN SUBSTITUTION FOR STOCK OPTIONS GRANTED BY OTHER CORPORATIONS. Options may be granted under the Plan from time to time in substitution for stock options held by employees of corporations who become key employees of Ameritrust or of any Subsidiary as a result of a merger or consolidation of the employing corporation with Ameritrust or such Subsidiary, or the acquisition by Ameritrust or a Subsidiary of the assets of the employing corporation, or the acquisition by Ameritrust or a Subsidiary of stock of the employing corporation with the result that such employing corporation becomes a Subsidiary.

     f. APPLICATION OF FUNDS. The proceeds received by Ameritrust from the sale of Option Shares pursuant to Options will be used for general corporate purposes.

     5.  Withholding for Taxes

     Any distribution of Common Stock under the Plan shall not be made until appropriate arrangements have been made for the payment of any amounts which may be required to be withheld or paid with respect thereto.

     6. Termination of Authority to Grant Awards

     No awards shall be granted pursuant to this Plan after April 30, 1990.

     7. Amendment and Termination.

     The Board of Directors may from time to time and at any time alter, amend, suspend, discontinue or terminate this Plan; provided, however, that no such action of the Board of Directors may, without the approval of the stockholders of Ameritrust, alter the provision of the Plan so as to (i) increase the maximum number of shares of Common Stock which may be subject to awards and distributed in the payment of awards under the Plan (except as provided in Section 3.b.);
(ii) change the class of employees eligible to receive awards under the Plan;
(iii) extend beyond ten years the maximum term of Options granted under the Plan or extend the term of the Plan; (iv) decrease, directly or indirectly (by cancellation and substitution of Options or otherwise), the option price
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applicable to any Option; provided, however, that the provisions of this clause
(iv) shall not prevent the granting to any person holding an Option of an additional Option exercisable at a lower option price; (v) withdraw the administration of the Plan from the Committee; or (vi) permit any member of the Committee to be eligible to receive an award pursuant to the terms of the Plan.

     8.  Preemption by Applicable Laws and Regulations

     Anything in the Plan or any stock option or other agreement entered into pursuant to the Plan to the contrary notwithstanding, if, at any time specified herein or therein for the making of any determination, the issue or other distribution of shares of Common Stock, any law, regulation or requirement of any governmental authority having jurisdiction in the premises shall require either Ameritrust or the employee (or the employee's beneficiary), as the case may be, to take any action in connection with any such determination or the shares then to be issued or distributed, the issue or distribution of such shares or the making of such determination, as the case may be, shall be deferred until such action shall have been taken.

     9.  Miscellaneous

     a. NO EMPLOYMENT CONTRACT. Nothing contained in the Plan shall be construed as conferring upon an employee the right to continue in the employ of Ameritrust or any Subsidiary.

     b. EMPLOYMENT WITH SUBSIDIARIES. Employment by Ameritrust for the purposes of the Plan shall be deemed to include employment by, and to continue during any period in which an employee is in the employment of, any Subsidiary.

     c. NO RIGHTS AS A STOCKHOLDER. An employee shall have no rights as a stockholder with respect to Option Shares covered by the employee's Option until the date of the issuance of such shares to the employee and only after such shares are fully paid. No adjustment will be made for dividends or other distributions or rights for which the record date is prior to the date of such issuance.

     d. NO RIGHT TO CORPORATE ASSETS. Nothing contained in the Plan shall be construed as giving an employee, the employee's beneficiaries or any other person any equity or interest of any kind in any assets of Ameritrust or a Subsidiary or creating a trust of any kind or a fiduciary relationship of any kind between Ameritrust or a Subsidiary and any such person.

     e. NON-ASSIGNABILITY. Except as contemplated in Section 4.c.(1), neither an employee nor an employee's beneficiary shall have the power or right to sell, exchange, pledge, transfer, assign or otherwise encumber or dispose of such employee's or beneficiary's interest in the Plan or in any award received under the Plan; nor shall such interest be subject to seizure for the payment of an employee's or beneficiary's debts,
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judgments, alimony, or separate maintenance or be transferable by operation of law in the event of an employee's or beneficiary's bankruptcy or insolvency.

     Ameritrust's or a Subsidiary's obligations under the Plan are not assignable or transferable except to a corporation which acquires all or substantially all of the assets of Ameritrust or such Subsidiary or to any corporation into which Ameritrust or such Subsidiary may be merged or consolidated.

     f. OTHER BENEFIT PLANS. No awards under the Plan shall be taken into account in determining any benefits under any retirement, profit-sharing or other plan maintained by Ameritrust or a Subsidiary.

     g. GOVERNING LAW; CONSTRUCTION. All rights and obligations under the Plan shall be governed by, and the Plan shall be construed in accordance with, the laws of the State of Ohio. Titles and headings to Sections herein are for purposes of reference only, and shall in no way limit, define or otherwise affect the meaning or interpretation of any provisions of the Plan.

     10.  Name of Plan

The name of the Plan is hereby changed to the "Ameritrust Stock Option Plan".